UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2020
Date of Report (Date of earliest event reported)

PETROTEQ ENERGY INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55991	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15315 W. Magnolia Blvd., Suite 120 Sherman Oaks, California	91403
(Address of principal executive offices)	(Zip Code)

(800) 979-1897
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

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SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 30, 2020, Petroteq Energy Inc. (the "Company") issued to Petroleum Capital Funding L.P., an arm's length private lender (the "Lender"), a secured convertible debenture (the "March 30, 2020 Debenture") in the principal amount of US$471,000, which after taking into account an original issue discount (the "OID") of US$78,500, or approximately 16.67%, resulted in gross proceeds to the Company of US$392,500.

As contemplated by a term sheet between the Company and the Lender dated March 26, 2019, and described in Note 13(l) to the Company's unaudited condensed financial statements for the three months ended November 20, 2019 and 2018 (the "Q1 Financial Statements"), the Company has previously issued to the Lender: (a) a secured convertible debenture dated and issued as of November 26, 2019 (the "November 26, 2019 Debenture") in the principal amount of US$318,000, which after taking into account an OID of US$53,000, or approximately 16.67%, resulted in gross proceeds to the Company of US$265,000; and (b) a secured convertible debenture dated and issued as of December 4, 2019 (the "December 4, 2019 Debenture" and together with the November 26, 2019 Debenture and the March 30, 2020 Debenture, the "Debentures") in the principal amount of US$432,000, which after taking into account an OID of US$72,500, or approximately 16.67%, resulted in gross proceeds to the Company of US$360,000.  The Q1 Financial Statements have been included in the Company's quarterly report on Form 10-Q for the period ended November 30, 2019 (the "Q1 Form 10-Q", as filed with the Securities and Exchange Commission on January 21, 2020.  For additional information concerning the November 26, 2019 Debenture and the December 4, 2019 Debenture, refer to Notes 13(l) and 29(b) of the Q1 Financial Statements, and Item 5 of Part II of the Q1 Form 10-Q.

Each Debenture has a term of 48 months, and bears interest at a rate of 10% per annum payable quarterly.

The Company's obligations to the Lender under the Debentures have been secured by a first priority lien on all bitumen reserves at the Company's Asphalt Ridge property, consisting of 8,000 acres.

The OID principal amount of each Debenture is convertible: (a) at the option of the holder into common shares of the Company at a conversion price (each, a "Conversion Price") per share specified in such Debenture and determined in accordance with the policies of the TSX Venture Exchange; and (b) at the option of the Company at the Conversion Price in the event that the closing price of the common shares on the TSX Venture Exchange is above US$0.40 for twenty (20) consecutive trading days, with average daily volume greater than 1,000,000 common shares over such period.  The March 30, 2020 Debenture provides of a Conversion Price of US$0.08 per share, and each of the November 26, 2019 Debenture and the December 4, 2019 Debenture provides of a Conversion Price of US$0.17 per share.

The Company has granted certain registration rights to the Lender in respect of any shares issuable upon conversion of the Debentures, and any shares issuable upon exercise of common share purchase warrants issued to the Lender in connection with the offering of the Debentures.

The net proceeds have been used by the Company on its extraction technology in Asphalt Ridge, Utah, and for working capital.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTEQ ENERGY INC.

DATE: April 3, 2020	By:	/s/Alex Blyumkin
Alex Blyumkin
Executive Chairman

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